UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road	77056-5306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 989-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) and the Board of Southern Union Company (the “Company”) today responded in writing (the “Response Letter”) to the August 16, 2011 letter from The Williams Companies, Inc. (“Williams”) reasserting its unsolicited proposal for the purchase of 100% of the issued and outstanding shares of common stock of the Company at a purchase price of $44.00 per share, payable in cash (the “Proposal”).

The Response Letter advised Williams that the Special Committee and the Board, in consultation with their financial and legal advisors, considered the Proposal and determined unanimously that it neither constitutes nor is reasonably likely to result in a Superior Offer pursuant to the Second Amended and Restated Agreement and Plan of Merger by and among Energy Transfer Equity, L.P., Sigma Acquisition Corporation and the Company, dated as of July 19, 2011 (the “Amended Merger Agreement”).

The Board unanimously reaffirmed its recommendation of the Amended Merger Agreement.  The foregoing description is qualified in its entirety by reference to the Response Letter, a copy of which is attached hereto as Exhibit 99.1.

Statement on Cautionary Factors

Certain statements made in this report that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties.  These forward-looking statements include references to our announced transaction with Energy Transfer Equity, L.P.  Forward-looking statements are only predictions and are not guarantees of performance.  These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.  The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement.  Many of these factors are beyond our ability to control or predict.  Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the merger; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company and the proxy statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter from Southern Union Company, dated August 17, 2011, to The Williams Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           SOUTHERN UNION COMPANY

August 17, 2011                                                      By: /s/ Robert M. Kerrigan, III
                                                            Robert M. Kerrigan, III
                                                            Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from Southern Union Company, dated August 17, 2011, to The Williams Companies, Inc.